Exhibit 3.197

New York State

Department of State

Corporations and State Records Division

Corporation – Certificate of Assumed Name

(Pursuant to Section 130 General Business Law)

1. Corporation Name: Warner Music Distribution Inc.

2. Law corporation formed under: Business (Delaware General Corporate Law)

3. Assumed Name: Alternative Distribution Alliance

4. Principal place of business in New York State: 75 Rockefeller Plaza, New York, New York, 10019

5: Counties in which business will be conducted under assumed name: New York

Corporate Officer signature:	/s/ Marie N. White
Marie N. White, Asst. Secretary

ACKNOWLEDGMENT (Must be completed)

State of New York                     County of New York                     ss.:

On May 27 1193 before me personally came Marie N. White to me known, who being by me duly sworn, did depose and say that he she is the Assistant Secretary of Warner Music Distribution Inc., the corporation described in the foregoing certificate, and acknowledged that he/she executed the same by order of Board of Directors of such corporation.

/s/ Margaret J. Stelmoschuk

MARGARET J. STELMOSCHUK

Notary Public, State of New York

No. 4976804 Qual. in Richmond Co.

Certificate Filed in New York County

Commission Expires Jan. 22, 1995